UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

July 15, 2012

Date of Report (Date of Earliest event reported)

TEXAS GULF ENERGY, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	333-149857	26-0338889
(State or other Jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1602 Old Underwood Road, La Porte, TX	77571
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(281) 867-8400

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain officers

(e)              On July 15, 2012, Texas Gulf Energy, Incorporated, a Nevada corporation (the “Company”), entered into an agreement (the “Agreement”) with its Corporate Secretary, Denise Nelson, in connection with her continued employment with the Company, pursuant to which the Company agreed to issue 100,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share, to Ms. Nelson, subject to certain restrictions. The Shares vest as follows: 33,333 of the Shares on July 15, 2012; (ii) 33,333 of the Shares on February 1, 2013 and (iii) 33,334 of the Shares on February 1, 2014. A copy of the Agreement is attached hereto and filed as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to articles of incorporation or bylaws; change in fiscal year

(a)              The Company’s Bylaws were amended and restated in their entirety, effective July 15, 2012, pursuant to an action by the Company’s Board of Directors. A copy of the Bylaws as amended and restated is filed and attached hereto as Exhibit 3.1, and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)               Exhibits.

EXHIBIT	DESCRIPTION	LOCATION

3.1	Bylaws of Texas Gulf Energy, Incorporated	Provided herewith
10.1	Denise Nelson Stock Vesting Agreement, dated July 15, 2012	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2012	TEXAS GULF ENERGY, INCORPORATED By: /s/ Craig Crawford Name: Craig Crawford Title: Chief Financial Officer